GIBRALTAR ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS
Net Sales: GAAP and Adjusted down 8%, EPS: GAAP up 45%, Adjusted up 17%
Strong Cash Generation
Reaffirms 2023 Net Sales, EPS, Cash Flow Growth Outlook

Buffalo, New York, May 3, 2023 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported its financial results for the three-month period ended March 31, 2023.

“First quarter results demonstrate a strong start to the year. We executed well delivering 14% improvement in adjusted operating income on 8% down net sales. Additionally, we delivered free cash flow exceeding 12% of net sales, enabling us to pay down a large portion of our revolver draw and continued to execute our authorized share repurchase program. Current trends in our end markets and positive customer order activity align and support our expectations and 2023 guidance,” stated Chairman and CEO Bill Bosway.
First Quarter 2023 Consolidated Results
Below are first quarter consolidated results:

	Three Months Ended March 31,
$Millions, except EPS	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$293.3	$317.9	-7.7%	$290.8	$316.0	-8.0%
Net Income	$21.1	$15.5	36.1%	$21.8	$19.7	10.7%
Diluted EPS	$0.68	$0.47	44.7%	$0.70	$0.60	16.7%

The decrease in net sales was mainly driven by end market dynamics in the Renewables segment and customer rescoping and reprioritizing fruit and vegetable growing projects in the Agtech business. Residential end market demand is evolving as expected, and the Infrastructure segment continues to have strong momentum.
GAAP earnings increased to $21.1 million, or $0.68 per share. Adjusted net income increased 10.7% to $21.8 million, or $0.70 per share, and adjusted EPS increased 16.7% driven by solid execution in the Renewables, Agtech and Infrastructure segments. Free cash flow to net sales of 12.3% was driven through stronger margin performance and improved working capital management.

Adjusted measures exclude charges for restructuring initiatives, acquisition-related items, senior leadership transition costs and the results of the processing business, as further described in the appended reconciliation of adjusted financial measures.

First Quarter Segment Results

Renewables
For the first quarter, the segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$59.2	$78.8	(24.9)%	$59.2	$78.8	(24.9)%
Operating Income	$2.3	$(7.0)	NMF	$2.2	$(4.3)	NMF
Operating Margin	3.8%	(8.9)%	1270 bps	3.8%	(5.4)%	920 bps

Net sales were down 24.9% as the U.S. solar industry continued to manage through panel importation challenges resulting from the Uyghur Forced Labor Prevention Act (UFLPA), and project movement associated with adverse winter weather conditions during the lowest seasonal quarter of the year. The pace of business continued to improve during the quarter as bookings nearly doubled sequentially. As a result, backlog increased 34% on a sequential basis and year-over-year backlog comparisons are expected to turn positive over the course of the year.
Adjusted operating margin improved as expected, increasing 920 basis points year-over-year, driven by field operations productivity and improved supply chain management that offset lower volumes.

Residential
For the first quarter, the segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$179.5	$179.5	--	$179.5	$179.5	--
Operating Income	$29.5	$33.4	(11.7)%	$29.6	$33.7	(12.2)%
Operating Margin	16.4%	18.6%	(220) bps	16.5%	18.8%	(230) bps

Net sales were flat; the positive impact of participation gains and the acquisition of Quality Aluminum Products, which contributed 8.0% growth in the quarter, offset headwinds of channel inventory correction, the market’s return to normal seasonal demand, and adverse winter weather in key regions of the U.S.
Adjusted operating income decreased 12.2% as anticipated as price and material cost continued to realign, and the market returned to its normal seasonal demand pattern. Sequentially, margins improved 310 basis points as price and material cost alignment improved during the quarter, and we expect margins to improve as seasonal volume accelerates, price / material cost are better aligned, and Quality Aluminum Products integration benefits are realized.

Agtech
For the first quarter, the segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$35.9	$42.4	(15.3)%	$33.3	$40.6	(18.0)%
Operating Income	$2.3	$0.0	NMF	$3.6	$2.5	44.0%
Operating Margin	6.5%	0.1%	640 bps	10.7%	6.3%	440 bps

Net sales decreased 15.3%, with adjusted net sales down 18.0% as Produce customers rescope and reprioritize the launch of fruit and vegetable growing facilities. The active project pipeline is at its highest level in company history driven by produce and cannabis projects, and bookings and backlog are expected to increase accordingly in the coming quarters.

Adjusted operating margin improved 440 basis points driven by business mix, further improvement in business operating systems, which are now fully unified across the business, and supply chain productivity and efficiency improvement.

Infrastructure

For the first quarter, the segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$18.7	$17.2	8.7%	$18.7	$17.2	8.7%
Operating Income	$2.7	$1.2	125.0%	$2.7	$1.1	145.5%
Operating Margin	14.5%	6.9%	760 bps	14.5%	6.5%	800 bps

Net Sales and backlog increased 8.7% and 38%, respectively, as customer demand continues to be very strong. Management expects continued strength from increased infrastructure spending related to the Infrastructure Investment and Jobs Act and ongoing efforts to increase market participation.
Adjusted operating income more than doubled and adjusted operating margins improved 800 basis points driven by strong 80/20 execution, volume, and supply chain productivity.

Business Outlook
Mr. Bosway concluded, “As we head into the second quarter, customer bookings and demand across the business is shaping up as anticipated, and our businesses are on track for a solid second quarter. As committed coming into the year, we remain laser-focused on driving growth, margin expansion, and strong cash performance.”

Gibraltar is reiterating its guidance for net sales and earnings for the full year 2023. Consolidated net sales is expected to range between $1.36 billion and $1.41 billion, compared to $1.38 billion in 2022. GAAP EPS is expected to range between $3.04 and $3.24, compared to $2.56 in 2022, and adjusted EPS is expected to range between $3.46 and $3.66, compared to $3.40 in 2022.
First Quarter 2023 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2023. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.

About Gibraltar

Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, our ability to sell assets that Gibraltar has determined to sell, other general economic conditions and conditions in the particular markets in which we operate, increases in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to our IT systems, the impact of regulation (including the Department of Commerce’s solar panel anti-circumvention investigation and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) each a non-GAAP financial measure. Adjusted net sales reflects the removal of net sales associated with our Processing business, which has been classified as held-for-sale. Adjusted net income, operating income and margin excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs and the operating losses generated by our processing business that has been classified as held-for-sale. These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes depreciation, amortization and stock compensation. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flows provides meaningful supplemental data to investors that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales	$293,267	$317,865
Cost of sales	216,338	253,021
Gross profit	76,929	64,844
Selling, general, and administrative expense	47,559	43,649
Income from operations	29,370	21,195
Interest expense	1,491	485
Other (income) expense	(397)	153
Income before taxes	28,276	20,557
Provision for income taxes	7,177	5,101
Net income	$21,099	$15,456

Net earnings per share:
Basic	$0.68	$0.47
Diluted	$0.68	$0.47
Weighted average shares outstanding:
Basic	30,897	32,913
Diluted	31,024	33,022

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,497	$17,608
Accounts receivable, net of allowance of $4,164 and $3,746, respectively	230,132	217,156
Inventories, net	171,634	170,360
Prepaid expenses and other current assets	19,015	18,813
Total current assets	428,278	423,937
Property, plant, and equipment, net	107,701	109,584
Operating lease assets	24,432	26,502
Goodwill	512,639	512,363
Acquired intangibles	134,735	137,526
Other assets	707	701
	$1,208,492	$1,210,613
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$129,661	$106,582
Accrued expenses	67,103	73,721
Billings in excess of cost	42,929	35,017
Total current liabilities	239,693	215,320
Long-term debt	49,876	88,762
Deferred income taxes	47,030	47,088
Non-current operating lease liabilities	17,488	19,041
Other non-current liabilities	19,018	18,303
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,148 and 34,060 shares issued and outstanding in 2023 and 2022	341	340
Additional paid-in capital	324,466	322,873
Retained earnings	649,077	627,978
Accumulated other comprehensive loss	(3,539)	(3,432)
Cost of 3,389 and 3,199 common shares held in treasury in 2023 and 2022	(134,958)	(125,660)
Total stockholders’ equity	835,387	822,099
	$1,208,492	$1,210,613

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities
Net income	$21,099	$15,456
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,834	6,336
Stock compensation expense	1,594	1,352
Exit activity (recoveries) costs, non-cash	(63)	1,198
(Benefit of) provision for deferred income taxes	(51)	17
Other, net	1,023	1,395
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(18,004)	(11,101)
Inventories	(1,586)	(20,937)
Other current assets and other assets	2,536	731
Accounts payable	23,077	(11,962)
Accrued expenses and other non-current liabilities	1,586	9,761
Net cash provided by (used in) operating activities	38,045	(7,754)
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	554	—
Purchases of property, plant, and equipment, net	(2,190)	(4,402)
Net cash used in investing activities	(1,636)	(4,402)
Cash Flows from Financing Activities
Proceeds from long-term debt	11,000	47,500
Long-term debt payments	(50,000)	(29,000)
Purchase of common stock at market prices	(7,509)	(3,461)
Net cash (used in) provided by financing activities	(46,509)	15,039
Effect of exchange rate changes on cash	(11)	(159)
Net (decrease) increase in cash and cash equivalents	(10,111)	2,724
Cash and cash equivalents at beginning of year	17,608	12,849
Cash and cash equivalents at end of period	$7,497	$15,573

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,2023
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$59,205	$—	$—	$—	$59,205
Residential	179,495	—	—	—	179,495
Agtech	35,852	—	—	(2,514)	33,338
Infrastructure	18,715	—	—	—	18,715
Consolidated sales	293,267	—	—	(2,514)	290,753

Income from operations
Renewables	2,269	(63)	32	—	2,238
Residential	29,509	114	—	—	29,623
Agtech	2,330	561	26	635	3,552
Infrastructure	2,714	—	—	—	2,714
Segments Income	36,822	612	58	635	38,127
Unallocated corporate expense	(7,452)	(19)	21	—	(7,450)
Consolidated income from operations	29,370	593	79	635	30,677

Interest expense	1,491	—	—	—	1,491
Other (income) expense	(397)	—	—	468	71
Income before income taxes	28,276	593	79	167	29,115
Provision for income taxes	7,177	140	20	21	7,358
Net income	$21,099	$453	$59	$146	$21,757
Net income per share - diluted	$0.68	$0.02	$—	$—	$0.70

Operating margin
Renewables	3.8%	(0.1)%	0.1%	—%	3.8%
Residential	16.4%	0.1%	—%	—%	16.5%
Agtech	6.5%	1.6%	0.1%	1.8%	10.7%
Infrastructure	14.5%	—%	—%	—%	14.5%
Segments Margin	12.6%	0.2%	—%	0.2%	13.1%
Consolidated	10.0%	0.2%	—%	0.2%	10.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2022
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$78,783	$—	$—	$—	$—	$78,783
Residential	179,485	—	—	—	—	179,485
Agtech	42,428	—	—	—	(1,823)	40,605
Infrastructure	17,169	—	—	—	—	17,169
Consolidated sales	317,865	—	—	—	(1,823)	316,042

Income from operations
Renewables	(6,984)	2,526	(209)	390	—	(4,277)
Residential	33,435	3	284	—	—	33,722
Agtech	31	(9)	—	—	2,525	2,547
Infrastructure	1,181	(63)	—	—	—	1,118
Segments Income	27,663	2,457	75	390	2,525	33,110
Unallocated corporate expense	(6,468)	20	255	7	—	(6,186)
Consolidated income from operations	21,195	2,477	330	397	2,525	26,924

Interest expense	485	—	—	—	—	485
Other expense	153	—	—	—	—	153
Income before income taxes	20,557	2,477	330	397	2,525	26,286
Provision for income taxes	5,101	622	83	100	634	6,540
Net income	$15,456	$1,855	$247	$297	$1,891	$19,746
Net income per share - diluted	$0.47	$0.05	$0.01	$0.01	$0.06	$0.60

Operating margin
Renewables	(8.9)%	3.2%	(0.3)%	0.5%	—%	(5.4)%
Residential	18.6%	—%	0.2%	—%	—%	18.8%
Agtech	0.1%	—%	—%	—%	6.0%	6.3%
Infrastructure	6.9%	(0.4)%	—%	—%	—%	6.5%
Segments Margin	8.7%	0.8%	—%	0.1%	0.8%	10.5%
Consolidated	6.7%	0.8%	0.1%	0.1%	0.8%	8.5%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,2023
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$293,267	$59,205	$179,495	$35,852	$18,715
Less: Processing Net Sales	(2,514)	—	—	(2,514)	—
Adjusted Net Sales	$290,753	$59,205	$179,495	$33,338	$18,715

Net Income	21,099
Provision for Income Taxes	7,177
Interest Expense	1,491
Other Income	(397)
Operating Profit	29,370	2,269	29,509	2,330	2,714
Adjusted Measures*	1,307	(31)	114	1,222	—
Adjusted Operating Profit	30,677	2,238	29,623	3,552	2,714
Adjusted Operating Margin	10.6%	3.8%	16.5%	10.7%	14.5%
Adjusted Other Expense	77	—	—	—	—
Depreciation & Amortization	6,834	2,179	2,493	954	780
Stock Compensation Expense	1,594	214	298	153	47
Less: SLT Related Stock Compensation Expense	(4)	—	—	—	—
Adjusted Stock Compensation Expense	1,590	214	298	153	47

Adjusted EBITDA	39,024	4,631	32,414	4,659	3,541
Adjusted EBITDA Margin	13.4%	7.8%	18.1%	14.0%	18.9%

Cash Flow - Operating Activities	38,045
Purchase of PPE, Net	(2,190)
Free Cash Flow	35,855
Free Cash Flow - % of Adjusted Net Sales	12.3%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Three Months Ended March 31, 2022
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$317,865	$78,783	$179,485	$42,428	$17,169
Less: Processing Net Sales	(1,823)	—	—	(1,823)	—
Adjusted Net Sales	$316,042	$78,783	$179,485	$40,605	$17,169

Net Income	15,456
Provision for Income Taxes	5,101
Interest Expense	485
Other Expense	153
Operating Profit	21,195	(6,984)	33,435	31	1,181
Adjusted Measures*	5,729	2,707	287	2,516	(63)
Adjusted Operating Profit	26,924	(4,277)	33,722	2,547	1,118
Adjusted Operating Margin	8.5%	(5.4)%	18.8%	6.3%	6.5%
Adjusted Other Expense	153	—	—	—	—
Depreciation & Amortization	6,336	2,143	2,053	1,319	783
Less: Held for Sale Depreciation & Amortization	(332)	—	—	(332)	—
Adjusted Depreciation & Amortization	6,004	2,143	2,053	987	783
Stock Compensation Expense	1,352	253	191	70	33
Less: SLT Related Stock Compensation Recovery	155	—	—	—	—
Adjusted Stock Compensation Expense	1,507	253	191	70	33

Adjusted EBITDA	34,282	(1,881)	35,966	3,604	1,934
Adjusted EBITDA Margin	10.8%	(2.4)%	20.0%	8.9%	11.3%

Cash Flow - Operating Activities	(7,754)
Purchase of PPE, Net	(4,402)
Free Cash Flow	(12,156)
Free Cash Flow - % of Adjusted Net Sales	(3.8)%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures